Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 25, 2008 accompanying the consolidated financial statements and schedules, which report expresses an unqualified opinion and contains an explanatory paragraph relating to the adoption of SFAS 123R: “Share Based Payment”, effective January 1, 2006, and management’s assessment of the effectiveness of internal control over financial reporting, included in the Annual Report of Federal Realty Investment Trust on Form 10-K for the year ended December 31, 2007. We hereby consent to the incorporation by reference of said report in the Registration Statements of Federal Realty Investment Trust on Forms S-3 (File No. 333-100819, File No. 333-84210, File No. 333-97945, File No. 333-63619, File No. 033-63687, File No. 033-63955, File No. 33-15264, File No. 333-142231, File No. 333-120498, File No. 333-124195, File No. 333-125467 and File No. 333-135159) and on Forms S-8 (File No. 333-60364, File No. 333-63617, File No. 333-147080 and File No. 333-147081).

/s/ GRANT THORNTON LLP

McLean, Virginia

February 25, 2008